UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 10, 2022

WERNER ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Nebraska			0-14690	47-0648386
(State or other jurisdiction of incorporation)			(Commission File Number)	(I.R.S. Employer Identification No.)

14507 Frontier Road
Post Office Box 45308
Omaha	,	Nebraska		68145-0308
(Address of principal executive offices)				(Zip Code)
(402) 895-6640
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR40.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	WERN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The Nominating and Corporate Governance Committee of Werner Enterprises, Inc. (the "Company") nominated Michelle D. Livingstone as a director candidate. In accordance with the By-Laws of the Company, the Board of Directors (the "Board") voted on May 10, 2022 to appoint Ms. Livingstone as a member of the Company’s Board at the May 10, 2022, Board meeting. In conjunction with the appointment effective May 10, 2022, the Board increased the number of directors from eight to nine. The Board also appointed Ms. Livingstone to serve as a member of the Audit Committee, Nominating and Corporate Governance Committee, and Environmental Social and Governance Committee. Ms. Livingstone will receive the same compensation package as received by other independent members of the Board. This package provides for the following annual amounts: (i) $75,000 cash retainer for Board membership, (ii) restricted stock award valued at $100,000 with time-based vesting over three years, and (iii) cash retainers for committee chairs. Cash compensation is paid in quarterly installments. There are no arrangements or understandings between Ms. Livingstone and any other persons pursuant to which Ms. Livingstone was selected as a director. Ms. Livingstone has not had an interest in any transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, that requires disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the press release issued in connection with this matter is furnished as Exhibit 99.1 to this Form 8-K.

ITEM 5.07.    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)    Annual Meeting Date.

The Annual Meeting of Stockholders of Werner Enterprises, Inc. (the “Company”) was held on May 10, 2022 (the “Annual Meeting”).

(b)    Election of Directors and Other Matters Voted Upon.

At the Annual Meeting, the three proposals stated below were submitted to a vote of the Company's stockholders of record as of March 21, 2022. (Each proposal is described in detail in the Company's definitive proxy statement filed with the SEC on April 1, 2022.)

The final voting results for each proposal are provided below.

Proposal 1. The Company's stockholders elected three Class I directors to each serve on the Company's Board for a three-year term expiring at the 2025 Annual Meeting of Stockholders and until their respective successors are elected and qualified. Final voting results for the elected directors were as follows:

				Broker
	For	Against	Abstained	Non-Votes
Kenneth M. Bird, Ed.D.-Class I	56,020,056	—	2,039,546	4,714,152
Jack A. Holmes-Class I	55,884,511	—	2,175,091	4,714,152
Carmen A. Tapio-Class I	57,430,831	—	628,771	4,714,152

Proposal 2. The Company's stockholders approved the advisory resolution on executive compensation. Final voting results were as follows:

			Broker
For	Against	Abstained	Non-Votes
55,177,917	2,827,839	53,846	4,714,152

Proposal 3. The Company's stockholders ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2022. Final voting results were as follows:

			Broker
For	Against	Abstained	Non-Votes
61,609,607	1,124,793	39,354	—

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

    (d)    Exhibits.

99.1	Press release issued by the registrant on May 12, 2022, "Werner Enterprises Appoints Michelle D. Livingstone to Board of Directors".

101	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WERNER ENTERPRISES, INC.

Date: May 12, 2022	By:	/s/ John J. Steele
John J. Steele
Executive Vice President, Treasurer and Chief Financial Officer

Date: May 12, 2022	By:	/s/ James L. Johnson
James L. Johnson
Executive Vice President, Chief Accounting Officer and Corporate Secretary